Prudential Investment Portfolios, Inc.
For the fiscal period ended 3/31/11
File Number 811-07343
Sub-Item 77D
Policies With Respect to Security Investment

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

Prudential Asset Allocation Funds
Prudential Conservative Allocation Fund (Conservative Allocation
Fund)
Prudential Moderate Allocation Fund (Moderate Allocation Fund)
Prudential Growth Allocation Fund (Growth Allocation Fund)

Supplement dated March 10, 2011 to the Prospectus dated
November 24 , 20 10
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At a recent Meeting of the Board of Directors of the Prudential
Investment Portfolios, Inc. (the "Company"), the Board approved allowing C onservative Allocation Fund, Moderate Allocation Fund and Growth Allocation Fund (the " P AA Funds " ) to invest in Class Q and Class Z shares , as applicable, of Prudential Jennison Small Company Fund , Inc. ( " Small Company Fund " ) and Prudential Small-Cap Value Fund ("Small-Cap Value Fund") , a series of Prudential Investment Portfolios 5, as new Underlying F und s .
This Supplement amends the Prospectus of the P AA Funds and is in addition to any existing supplement to the P AA Funds' Prospectus.

1.
The tables labeled "Conservative Allocation
Fund ," "Moderate Allocation Fund " and
"Growth Allocation Fund" under the section captioned " MORE INFORMATION
ABOUT THE FUNDS - TARGET
RANGES FOR UNDERLYI N G FUNDS "
are amended to add the following:


Underlying
Fund (s)
Investment
Objective
Range of
Allocation of
Total Assets
Asset Class
Primary Investment Type/Style
Prudential
Jennison Small
Company
Fund, Inc.
Capital Growth
0% to 20%
Equity
The Fund normally invests at
least 80% of its investable assets
in equity and equity-related
securities of small (i.e. ,
companies with market
capitalizations less than the
largest market capitalization
found in the Russell 2500 Index) ,
less well-known companies that
the investment subadviser
believes are relatively
undervalued .

The investment subadviser looks
for stocks of smaller, less well-
known companies in a variety of
different industries and sectors
that it believes have attractive
valuations, and should experience
superior earnings growth on an
intermediate term basis.
Prudential
Small-Cap
Value Fund
Seeks above-
average capital
appreciation
0% to 20%
Equity
The Fund no rmally invests at
least 80% of its investable assets
in common stocks and securities
convertible into common stocks
of small-cap companies (i.e.,
companies with market
capitalizations within the market
cap range of companies included
in the Russell 2000 Index or the
Standard & Poor's Small Cap 600
Index), m easured at the time of
purchase.

The investment subadviser
invests in stocks of small-cap
companies using a disciplined,
quantitative approach to invest in
stocks that the subadviser
believes are out of favor and are
undervalued based on price-to-
earnings ratios and other value
factors .

LR 3 79
1